                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-12

                                          OPEN MARKET, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               OPEN MARKET, INC.
                                ONE WAYSIDE ROAD
                        BURLINGTON, MASSACHUSETTS 01803

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 20, 2001

To our Stockholders:

    The 2001 Annual Meeting of Stockholders of Open Market, Inc. will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Wednesday, June 20, 2001 at 9:00 a.m. local time. At the meeting, stockholders will consider and vote on the following matters:

    1. The election of three members to our Board of Directors to serve as Class II directors, each for a term of three years.

    2. The approval of our 2001 Employee Stock Purchase Plan, as described in the proxy statement.

    3. The ratification of the selection by our Board of Directors of Arthur Andersen LLP as our independent public accountants for the 2001 fiscal year.

The stockholders will also act on any other business that may properly come before the meeting.

    Stockholders of record at the close of business on April 23, 2001 are entitled to vote. Your vote is important regardless of the number of shares you own. Whether you expect to attend the meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the envelope we have provided. No postage need be affixed if the proxy card is mailed in the United States. Your prompt response is necessary to assure that your shares are represented at the meeting.

    All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,
                                          /s/ Jonathan C. Wilk

                                          SECRETARY

Burlington, Massachusetts
April 30, 2001

                               OPEN MARKET, INC.
                                ONE WAYSIDE ROAD
                        BURLINGTON, MASSACHUSETTS 01803

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 20, 2001

    This proxy statement contains information about the 2001 Annual Meeting of Stockholders of Open Market, Inc. The meeting is scheduled to be held on Wednesday, June 20, 2001, beginning at 9:00 a.m. local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109.

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Open Market, Inc. for use at the annual meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of the proposals set forth in the notice of the meeting. A stockholder may revoke any proxy at any time before it is exercised by giving our secretary written notice to that effect.

    This proxy statement, the enclosed proxy and Open Market's annual report to stockholders for the fiscal year ended December 31, 2000 are being mailed to stockholders on or about May 4, 2001.

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

    At the annual meeting, stockholders will consider and vote on the following matters:

    1. The election of three members to our Board of Directors to serve as Class II directors, each for a term of three years.

    2. The approval of our 2001 Employee Stock Purchase Plan, as described in this proxy statement.

    3. The ratification of the selection by our Board of Directors of Arthur Andersen LLP as our independent public accountants for the 2001 fiscal year.

The stockholders will also act on any other business that may properly come before the meeting.

WHO CAN VOTE?

    To be able to vote, you must have been a stockholder of record at the close of business on April 23, 2001. This date is the record date for the annual meeting.

    On April 23, 2001, there were 46,931,074 shares of our common stock and 5,000 shares of our Series E 6% cumulative convertible preferred stock issued, outstanding, and entitled to vote at the annual meeting.

HOW MANY VOTES DO I HAVE?

    Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on. Each share of our Series E 6% cumulative convertible preferred stock that you owned on the record date is entitled to approximately 655 votes on each matter that is voted on.

IS MY VOTE IMPORTANT?

    Your vote is important regardless of how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

HOW CAN I VOTE?

    You can vote in one of two ways. You can vote by mail or you can vote in person at the meeting.

    - YOU MAY VOTE BY MAIL. You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted for each agenda item as recommended by our Board of Directors.

    - YOU MAY VOTE IN PERSON. If you attend the meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

CAN I VOTE IF MY SHARES ARE HELD IN "STREET NAME"?

    If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares you will need to follow the directions your bank or brokerage firm provides you. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. The approval of our 2001 Employee Stock Purchase Plan is considered a non-discretionary item. In the case of a non-discretionary item, the shares will be treated as "broker non-votes." "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

    If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares in order to be admitted to the meeting on June 20, 2001. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy from the holder of record.

CAN I CHANGE MY VOTE AFTER I MAIL MY PROXY CARD?

    Yes. You can change your vote and revoke your proxy at any time before the polls close at the meeting by doing any one of the following things:

    - signing another proxy with a later date;

    - giving our secretary a written notice before or at the meeting that you want to revoke your proxy; or

    - voting in person at the meeting.

    Your attendance at the meeting alone will not revoke your proxy.

WHAT CONSTITUTES A QUORUM?

    In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the aggregate voting power represented by the shares of common stock and Series E 6% cumulative convertible preferred stock issued, outstanding and entitled to vote at the meeting, together as a single class.

    Shares of common stock and shares of Series E 6% cumulative convertible preferred stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

    If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

WHAT VOTE IS REQUIRED FOR EACH ITEM?

    ELECTION OF DIRECTORS. The three nominees receiving the highest number of votes cast at the meeting will be elected, regardless of whether that number represents a majority of the votes cast.

    APPROVAL OF OUR 2001 EMPLOYEE STOCK PURCHASE PLAN. The affirmative vote of a majority of the total number of votes cast at the meeting is needed to approve the adoption of our 2001 Employee Stock Purchase Plan.

    RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. The affirmative vote of a majority of the total number of votes cast at the meeting is needed to approve the ratification of Arthur Andersen LLP as our independent public accountants for the 2001 fiscal year.

HOW WILL VOTES BE COUNTED?

    Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card or on a ballot voted in person at the meeting. Each share of Series E 6% cumulative convertible preferred stock will be counted as approximately 655 votes according to the instructions contained on a proper proxy card or ballot voted in person at the meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either (1) abstain from voting on a particular matter, or
(2) are broker non-votes. As a result, abstentions and broker non-votes will have no effect on the outcome of voting at the meeting.

WHO WILL COUNT THE VOTES?

    The votes will be counted, tabulated and certified by our transfer agent, EquiServe. A representative of the transfer agent will serve as the inspector of elections.

WILL MY VOTE BE KEPT CONFIDENTIAL?

    Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or
(2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?

    Our Board of Directors recommends that you vote:

    FOR the election of the three nominees to serve as Class II directors on the Board of Directors, each for a term of three years;

    FOR the approval of our 2001 Employee Stock Purchase Plan; and

    FOR the ratification of the selection by our Board of Directors of Arthur Andersen LLP as our independent public accountants for the 2001 fiscal year.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE MEETING OR WILL OTHER MATTERS BE
  VOTED ON?

    The Board of Directors does not know of any other matters that may come before the meeting. Under our by-laws, the deadline for stockholders to notify Open Market of any proposals or nominations for director to be presented for action at the annual meeting has passed. If any other matter properly comes before the meeting, or if any other proposal properly comes before the stockholders for a vote at the meeting, the persons named in the proxy that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

WHERE CAN I FIND THE VOTING RESULTS?

    We will report the voting results in our quarterly report on Form 10-Q for the second quarter of fiscal 2001, which we expect to file with the Securities and Exchange Commission, commonly referred to as the SEC, in August 2001.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

    We will bear all costs of solicitation of proxies. We have engaged Corporate Investor Communications, Inc., or CIC, to assist with the solicitation of proxies. We expect to pay CIC less than $10,000 for their services. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies by telephone, telegraph and personal interviews without additional remuneration. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the individual owners of common stock. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

HOW CAN I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

    A copy of our annual report to stockholders which contains our annual report on Form 10-K for the fiscal year ended December 31, 2000 (without exhibits) was included with this proxy statement. Our annual report on Form 10-K is also available on our website at www.openmarket.com. If you would like another copy, we will send you one without charge. Please write to:

    Annmarie Russell
    Vice President of Finance
    Open Market, Inc.
    One Wayside Road
    Burlington, MA 01803
    (781) 359-3000

WHOM SHOULD I CONTACT IF I HAVE ANY QUESTIONS?

    If you have any questions about the annual meeting or your ownership of our common stock or Series E 6% cumulative convertible preferred stock, please contact Annmarie Russell, our Vice President of Finance, at the address or telephone number listed above.

                          STOCK OWNERSHIP INFORMATION

OWNERSHIP BY DIRECTORS, MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following table contains information required by applicable rules of the SEC regarding the ownership of our common stock on March 30, 2001 by:

    - the stockholders we know to own more than 5% of our outstanding common stock or Series E 6% cumulative convertible preferred stock;

    - each director and nominee for director;

    - each executive officer named in the Summary Compensation Table on page 16; and

    - all of our current directors and executive officers as a group:

                                                                               PERCENTAGE OF
                                                                   SHARES OF      SERIES E
                                      SHARES OF   PERCENTAGE OF    SERIES E      PREFERRED      PERCENTAGE
                                       COMMON      COMMON STOCK    PREFERRED       STOCK         OF TOTAL
        BENEFICIAL OWNER(1)           STOCK(2)    OUTSTANDING(3)     STOCK     OUTSTANDING(3)     VOTES
        -------------------           ---------   --------------   ---------   --------------   ----------
5% STOCKHOLDERS:

Halifax Fund, L.P.(4)...............    917,297          1.9%        5,000            100%          8.2%
c/o The Palladin Group, L.P.
195 Maplewood Avenue
Maplewood, NJ 07040

DIRECTORS, NOMINEES FOR DIRECTORS,
NAMED EXECUTIVE OFFICERS AND
DIRECTORS AND EXECUTIVE OFFICERS AS
A GROUP:

Harland K. LaVigne(5)...............     46,520            *            --             --             *
Thomas H. Bruggere(6)...............     33,203            *            --             --             *
Shikhar Ghosh(7)....................  3,269,300          7.0%           --             --           6.5%
William S. Kaiser(8)................  2,048,379          4.4%           --             --           4.1%
B.C. Krishna(9).....................    399,266            *            --             --             *
Eugene F. Quinn(10).................     16,700            *            --             --             *
Paul L. Sagan(11)...................     63,829            *            --             --             *
Patrick J. Scannell.................         --           --            --             --            --
Ronald J. Matros(12)................    270,456            *            --             --             *
Gary B. Eichhorn(13)................    500,000          1.1%           --             --             *
Joseph Alwan(14)....................     96,870            *            --             --             *
Edward Durkin(15)...................     75,000            *            --             --            --
Betty J. Savage(16).................         --            *            --             --             *
Gregory Pope(17)....................         --           --            --             --            --
All current directors and executive
officers as a group (10
persons)(18)........................  6,049,067         12.8%           --             --          12.0%

------------------------------

*   Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner listed is c/o Open Market, Inc., One Wayside Road, Burlington, MA 01803.

(2) The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have "beneficial ownership" of any shares over which that person has (or shares) voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of a stock option or warrant. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3) The percentage ownership of common stock for each stockholder on March 30, 2001 is calculated by dividing (a) that stockholder's total beneficial ownership of shares of common stock by (b) 46,929,081 shares plus any shares acquirable, including stock options or warrants exercisable, by that stockholder within 60 days after March 30, 2001. As of March 30, 2001, Halifax Fund, L.P. owned all issued and outstanding shares of Series E 6% cumulative convertible preferred stock. The percentage of total votes for each stockholder on March 30, 2001 is calculated by dividing (x) the total number of votes represented by the total number of shares of common stock and Series E 6% cumulative convertible preferred stock beneficially owned by that stockholder by (y) 50,205,192 shares plus any shares acquirable, including stock options or warrants exercisable, by that stockholder within 60 days after March 30, 2001.

(4) Includes 917,297 shares acquirable upon exercise of warrants within 60 days of March 30, 2001.

(5) Comprised of 46,520 shares acquirable upon exercise of options within 60 days of March 30, 2001.

(6) Includes 27,625 shares acquirable upon exercise of options within 60 days of March 30, 2001.

(7) Includes 59,300 shares held jointly by Mr. Ghosh and his wife and 100,000 shares held in a trust for the benefit of Mr. Ghosh's minor children.
    Mr. Ghosh disclaims beneficial ownership of the shares held in trust.

(8) Includes 16,200 shares acquirable upon exercise of options within 60 days of March 30, 2001 and 2,032,179 shares owned by Greylock Equity Limited Partnership. Mr. Kaiser is a general partner of Greylock Limited Partnership, which is a general partner of Greylock Equity Limited Partnership. Mr. Kaiser may be considered a beneficial owner of the shares beneficially owned by Greylock Equity Limited Partnership, although
    Mr. Kaiser disclaims beneficial ownership of these shares.

(9) Includes 76,876 shares acquirable upon exercise of options within 60 days of March 30, 2001.

(10) Includes 16,200 shares acquirable upon exercise of options within 60 days of March 30, 2001.

(11) Includes 37,872 shares acquirable upon exercise of options within 60 days of March 30, 2001.

(12) Mr. Matros resigned from his positions as President, Chief Executive Officer, Chief Operating Officer and a director of Open Market in July 2000.

(13) Shares owned consists of 200,000 shares held jointly by Mr. Eichhorn and his wife and 300,000 shares held by Mr. Eichhorn's wife. Mr. Eichhorn disclaims beneficial ownership of the shares held by his wife. Mr. Eichhorn resigned from his position as Chief Executive Officer and a director of Open Market in February 2000.

(14) Includes 62,470 shares acquirable upon exercise of options within 60 days of March 30, 2001 and 17,099 shares held by The Alwan Revocable InterVivos Trust, dated March 18, 1999.

(15) Comprised of 75,000 shares acquirable upon exercise of options within 60 days of March 30, 2001.

(16) Ms. Savage resigned from her position as Vice President and Chief Financial Officer of Open Market in November 2000.

(17) Mr. Pope resigned from his position as Senior Vice President, Worldwide Field Operations of Open Market in October 2000.

(18) Includes 358,763 shares acquirable upon exercise of options within 60 days of March 30, 2001 by the current directors and executive officers and 2,032,179 shares held by an entity affiliated with Mr. Kaiser, a director of Open Market.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on our review of copies of reports filed pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from persons required to file such reports, we believe that all filings required to be made were timely made in accordance with the requirements of the Securities Exchange Act of 1934, except for the late report of an option exercise by Mr. LaVigne.

                             ELECTION OF DIRECTORS

    Our Board of Directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. Our Board of Directors currently consists of eight members, three of whom are Class I directors (with terms expiring at the 2003 annual meeting), three of whom are Class II directors (who will be elected at the 2001 annual meeting for terms expiring at the 2004 annual meeting), and two of whom are Class III directors (with terms expiring at the 2002 annual meeting).

    At the 2001 annual meeting, stockholders will have an opportunity to vote for the following nominees for Class II directors, Shikhar Ghosh, B.C. Krishna and Patrick J. Scannell, who are currently serving as Class II directors.
Mr. Ghosh has been a director since June 1994, Mr. Krishna has been a director since December 2000 and Mr. Scannell has been a director since June 2000. The persons named in the enclosed proxy will vote to elect these three nominees as Class II directors, unless you withhold authority to vote for the election of any or all nominees by marking the proxy to that effect. Each of the nominees has indicated his willingness to serve, if elected. However, if any nominee should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors or the Board of Directors may reduce the number of directors.

    The following paragraphs provide information about each member of our Board of Directors, including the nominees for Class II directors. The information includes information they have each given us about their age, all positions they hold with us, their principal occupation and business experience for the past five years, and the names of other publicly held companies of which they serve as directors. Information about the number of shares of our common stock beneficially owned by each director, directly or indirectly, as of March 30, 2001, appears under the heading "Stock Ownership Information" on page 8.

NOMINEES FOR CLASS II DIRECTORS (TERMS EXPIRE AT THE 2004 ANNUAL MEETING)

    SHIKHAR GHOSH, age 43, a founder of Open Market, has been a director since June 1994. From December 1995 to December 2000, Mr. Ghosh served as our Chairman of the Board of Directors, and from June 1994 to December 1995, he served as our President and Chief Executive Officer. Since November 1998, Mr. Ghosh has been Chairman of the Board of Directors, President and Chief Executive Officer of Verilytics, Inc., formerly iBelong, Inc., an e-analytics software company. From 1992 to 1994, Mr. Ghosh served as Vice President of EDS Communications Industry Group, a professional services firm.

    B.C. KRISHNA, age 41, has been a director since December 2000. Mr. Krishna has been our Vice President and Chief Technology Officer since October 1999. From April 1995 to October 1999, Mr. Krishna was the Chief Technology Officer of FutureTense, Inc., a company which he co-founded and which Open Market acquired in October 1999. From October 1987 to March 1995, Mr. Krishna was employed with Digital Equipment Corporation, most recently as Principal Engineer.

    PATRICK J. SCANNELL, age 47, has been a director since June 2000.
Mr. Scannell has been Chief Financial Officer of PhotonEx, an optical network systems company, since October 2000. From November 1998 to August 2000,
Mr. Scannell was Chief Financial Officer of Silknet Software, Inc., an e-business applications provider which was acquired by Kana
Communications, Inc. in April 2000. From September 1992 to October 1998,
Mr. Scannell was Executive Vice President and Chief Financial Officer of Applix, Inc., a provider of e-business software solutions. From 1987 to 1992, Mr. Scannell held various positions at Alliant Computer Systems Corporation, most recently as Vice President, Finance and Administration. From 1981 to 1987, Mr. Scannell held various senior finance positions at Data General Corporation.

    The Board of Directors recommends that you vote FOR the election of Messrs. Ghosh, Krishna and Scannell.

CLASS I DIRECTORS (TERMS EXPIRE AT THE 2003 ANNUAL MEETING)

    THOMAS H. BRUGGERE, age 55, has been a director of Open Market since December 1997. Mr. Bruggere has been a private investor and consultant since 1994. In 1996, Mr. Bruggere was a candidate for the U.S. Senate. From 1981 to 1994, he was Chairman and Chief Executive Officer of Mentor Graphics Corporation, a provider of electronic hardware and software design solutions and consulting services. Mr. Bruggere serves on the Board of Directors of a number of private companies.

    WILLIAM S. KAISER, age 45, has been a director of Open Market since
June 1994 and, prior to October 1999, was a director of FutureTense, which we acquired in October 1999. Mr. Kaiser has been employed by Greylock Management Corporation, a venture capital firm, since May 1986. He has been a general partner of Greylock Limited Partnership since 1990, of Greylock Equity Limited Partnership since 1994, of Greylock IX Limited Partnership since 1997, of Greylock X Limited Partnership since 2000 and of Greylock XI Limited Partnership since 2001. Mr. Kaiser is a director of Mainspring, Inc., a strategy consulting firm, Red Hat, Inc., a provider of open source software and services, and Student Advantage, Inc., a membership and media company focused on the college market. Mr. Kaiser is also a director of other private companies.

    PAUL L. SAGAN, age 42, has been a director of Open Market, since
October 1999 and was a director of FutureTense, which we acquired in October 1999, from October 1998 to October 1999. Since April 1999, he has been President of Akamai Technologies, Inc., a provider of web content and Internet application delivery services, and has been its Chief Operating Officer since October 1998. From July 1997 to July 1998, Mr. Sagan was a senior advisor and consultant to the World Economic Forum, a Swiss foundation whose membership is comprised of global, multi-national corporations. From September 1991 to December 1996, Mr. Sagan was employed by Time Warner, Inc., most recently as President and Editor of Time Inc. New Media. Mr. Sagan is a director of Medialink Worldwide, Inc. a provider of multi-media communication solutions and services.

CLASS III DIRECTORS (TERMS EXPIRE AT THE 2002 ANNUAL MEETING)

    HARLAND K. LAVIGNE, age 60, has been President, Chief Executive Officer and Chairman of the Board of Directors of Open Market since December 2000 and was acting President and Chief Executive Officer from July 2000 to November 2000. Mr. LaVigne has been a director of Open Market since October 1999 and was a director of FutureTense, which we acquired in October 1999, from

August 1996 to October 1999. From 1995 to March 2000, Mr. LaVigne was President and Chief Executive Officer of StarBurst Software Corp., a provider of content distribution management solutions, which was acquired by Adero, Inc. From 1993 to 1994, Mr. LaVigne was Chief Executive Officer of Sofnet, Inc., a communications software company.

    EUGENE F. QUINN, age 47, has been a director of Open Market since
April 1995. Mr. Quinn has been President of Confluence Partners, a private investment company in Weston, Connecticut, since May 1999. From March 1997 to April 1999, Mr. Quinn served as Senior Vice President of Online and Interactive Services of MTV Networks, a division of Viacom, Inc. From 1984 to 1997,
Mr. Quinn served in a variety of executive positions at Tribune Company.
Mr. Quinn is a director of Checkfree Corporation, a financial services and software company.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    Our Board of Directors has two standing committees: an audit committee and a compensation committee. All current members of these committees are non-employee directors.

AUDIT COMMITTEE

    The audit committee of the Board of Directors is responsible for providing independent, objective oversight of Open Market's accounting functions and internal controls. It oversees our financial reporting process on behalf of our Board of Directors, reviews our financial disclosures, and meets privately, outside the presence of our management, with our independent auditors to discuss our internal accounting control policies and procedures. The audit committee reports on these meetings to our Board of Directors. The audit committee also considers and recommends the selection of our independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews the independent auditors' fees. The audit committee operates under a written charter adopted by the Board of Directors that is attached as Appendix I to this proxy statement.

    The audit committee is composed of three non-employee directors, each of whom is an "independent director" under the rules of the Nasdaq Stock Market governing the qualifications of the members of audit committees.

    The audit committee held five meetings (including two teleconference meetings) during fiscal year 2000. The meetings were designed to facilitate and encourage private communication between the members of the audit committee and our independent public accountants, Arthur Andersen LLP.

    The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the audit committee has discussed with the independent auditors the auditors' independence from Open Market and its management, including the matters in the written disclosures we received from the auditors as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and considered the compatibility of non-audit services with the auditors' independence.

    Based on its review and discussions, the audit committee recommended to our Board of Directors that our audited financial statements be included in our annual report on Form 10-K for fiscal year 2000. The audit committee and the Board of Directors also have recommended, subject to ratification by the stockholders, the selection of Arthur Andersen LLP as our independent accountants for fiscal year 2001.

                                          Audit Committee
                                          Eugene F. Quinn
                                          Paul L. Sagan
                                          Patrick J. Scannell

COMPENSATION COMMITTEE

    Our compensation committee held four meetings (all of which were teleconference meetings) during fiscal year 2000. The members of the compensation committee during 2000 were Messrs. Thomas Bruggere, William S. Kaiser and Harland LaVigne. Mr. LaVigne resigned from the compensation committee in February 2001. The compensation committee is currently comprised of Messrs. Bruggere and Kaiser. The compensation committee makes recommendations to the Board of Directors regarding the salaries and bonuses of our corporate officers. The compensation committee also grants stock options and other stock incentives (within guidelines established by the Board of Directors) to our officers and employees. The Report of the Compensation Committee begins on page 23.

BOARD MEETINGS

    During fiscal year 2000, our Board of Directors held 13 meetings (including nine teleconference meetings). All directors, during the time that they served as directors, attended at least 75% of the total number of meetings of the Board of Directors and of all committees of the board on which they served during fiscal year 2000, except Mr. Louis Dobbs who attended one of the eight board meetings held while he was a director and Mr. Patrick Scannell who attended six of the ten board and audit committee meetings held while he was a director and audit committee member. Mr. Dobbs resigned from the Board of Directors in March 2001.

                            DIRECTORS' COMPENSATION

FEES

    We do not pay our non-employee directors any fees for attending our board meetings. However, we reimburse our directors for travel and other appropriate expenses related to attendance at our board and committee meetings.

STOCK OPTIONS

    Our non-employee directors who are not founders of Open Market are eligible for automatic grants of non-statutory stock options under our 1996 Director Option Plan. Currently under the director plan, when a person first becomes an eligible director, he or she is automatically granted a non-statutory stock option to purchase 20,000 shares of common stock. Eligible directors are also automatically granted non-statutory stock options to purchase 10,000 shares of common stock on the date of each annual meeting of stockholders, provided each such eligible director continues to serve on our Board of Directors following such annual meeting. Each option granted on or after May 16, 2000 vests as to one-fourth of the shares subject to option on the first anniversary of the date of grant and then in 12 equal quarterly installments beginning three months after such first anniversary of the grant date. Each option granted between May 12, 1999 and May 15, 2000 was fully exercisable on the date of grant. Each option granted prior to May 12, 1999 vests in 16 equal quarterly installments, with the first installment exercisable three months after the date of grant. The exercisability of the options granted under the director plan will be accelerated upon the occurrence of certain changes in control of Open Market. The exercise price of options granted under the director plan equals the lesser of (1) the last reported sale price per share of common stock on the date of grant (if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported) or (2) the average of the last reported sale price per share of common stock as published in The Wall Street Journal for a period of ten consecutive trading days prior to such date.

    As of April 25, 2001, eligible directors will receive automatic grants of options under our 1999 Stock Incentive Plan pursuant to a policy adopted by the Board of Directors with terms and conditions substantially similar to the terms and conditions of our 1996 director plan, as described above, except that the exercise price of options granted pursuant to this policy are determined by the Board of Directors at the time of grant.

    During fiscal year 2000, we granted stock options under the director plan for the purchase of 20,000 shares of our common stock to Mr. Scannell on June 1, 2000 at an exercise price of $10.6078 per share and to Mr. Dobbs on June 14, 2000 at an exercise price of $15.0751 per share. Mr. Dobbs resigned as a director in March 2001. On May 16, 2000, we granted stock options under the director plan for the purchase of 10,000 shares or our common stock to Messrs. Bruggere, Kaiser, LaVigne (then an eligible director), Quinn and Sagan at an exercise price of $11.375 per share. As of March 30, 2001, stock options for the purchase of a total of 170,400 shares of our common stock, net of forfeitures, had been granted under the 1996 director plan.

INFORMATION ABOUT CERTAIN INSIDER RELATIONSHIPS

    On September 20, 1999, we entered into a Software License Agreement with Verilytics, Inc., formerly iBelong, Inc., under which we license our Internet Publishing System to Verilytics. In fiscal year 2000, we recognized a total of approximately $166,600 in maintenance and support fees from Verilytics under this agreement. On March 30, 2001, we also entered into a Lease Agreement with Verilytics. Under this agreement, we sublease to Verilytics approximately 25,898 square feet of office space in Burlington, Massachusetts for approximately $86,327 per month. Mr. Ghosh, Chairman, President and Chief Executive Officer of Verilytics, is a director of Open Market.

    On September 25, 2000, we entered into a Software License Agreement with Space.com, Inc. under which we license our Internet Publishing System to Space.com. In fiscal year 2000, we recognized a total of approximately $277,181 in licensing and maintenance and support fees from Space.com under this agreement. Mr. Dobbs, Chairman of the Board and Chief Executive Officer of Space.com, was a director of Open Market from March 2000 until his resignation in March 2001.

    Our management and Board of Directors believe that these transactions with related parties were on terms that were no less favorable to us than could be obtained from unaffiliated third parties.

                    INFORMATION ABOUT EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    The following table contains certain information required under applicable rules of the SEC about the compensation for each of the last three fiscal years of (i) the three persons who served as Chief Executive Officer during fiscal year 2000, (ii) our three other most highly compensated executive officers who were serving as executive officers on December 31, 2000 and (iii) two other persons who each served as an executive officer during 2000 and would have been among the most highly compensated executive officers but for the fact that they were no longer serving as executive officers as of December 31, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                 ANNUAL COMPENSATION(1)            AWARDS
                                           ----------------------------------   ------------
                                                                                 SECURITIES
                                                                 OTHER ANNUAL    UNDERLYING     ALL OTHER
           NAME AND              FISCAL     SALARY     BONUS     COMPENSATION   OPTIONS/SARS   COMPENSATION
      PRINCIPAL POSITION          YEAR       ($)        ($)          ($)           (#)(2)          ($)
      ------------------        --------   --------   --------   ------------   ------------   ------------
Harland K. LaVigne(3).........    2000     184,692     66,029            --       1,064,020            --
  CHAIRMAN OF THE BOARD,          1999          --         --            --              --            --
  PRESIDENT AND CHIEF             1998          --         --            --              --            --
  EXECUTIVE OFFICER
Ronald J. Matros(4)...........    2000     199,988    188,749            --         500,000       141,667
  FORMER PRESIDENT, CHIEF         1999     184,984    139,519            --         288,432            --
  EXECUTIVE OFFICER, CHIEF        1998          --         --            --              --            --
  OPERATING OFFICER AND
  DIRECTOR
Gary B. Eichhorn(5)...........    2000      34,230     57,406            --              --            --
  FORMER CHIEF EXECUTIVE          1999     300,000    192,555            --          50,000            --
  OFFICER AND DIRECTOR            1998     297,083    101,541            --          45,000            --
B.C. Krishna(6)...............    2000     202,400     43,953            --          95,000            --
  VICE PRESIDENT, CHIEF           1999     132,205     16,743            --         175,000            --
  TECHNOLOGY OFFICER AND          1998     135,000         --            --              --            --
  DIRECTOR
Joseph Alwan(7)...............    2000     206,177      8,728            --         295,000        39,007
  SENIOR VICE PRESIDENT,          1999     140,980         --            --          10,000            --
  WORLDWIDE MARKETING             1998     135,000     47,367            --          60,000            --
Edward Durkin(8)..............    2000      24,679     25,000            --         300,000            --
  VICE PRESIDENT AND CHIEF        1999          --         --            --              --            --
  FINANCIAL OFFICER               1998          --         --            --              --            --
Betty J. Savage(9)............    2000     232,972     28,098            --         175,000            --
  FORMER VICE PRESIDENT AND       1999      93,974     24,984            --         175,000            --
  CHIEF FINANCIAL OFFICER         1998          --         --            --              --            --
Gregory Pope(10)..............    2000     203,365     47,652            --         200,000            --
  FORMER SENIOR VICE              1999     210,000     64,653            --         115,000        11,466
  PRESIDENT, WORLDWIDE FIELD      1998     219,186     47,402            --         100,000        32,754
  OPERATIONS

------------------------------

(1) In accordance with SEC rules, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits comprised less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the named executive officer for such year.

(2) Each option has an exercise price equal to the fair market value of our common stock on the date of grant and generally becomes exercisable, subject to the optionee's continued employment with us, as to one-fourth of the shares subject to option on the first anniversary of the option grant date and thereafter in 12 equal quarterly installments (except as noted in notes 3, 6, 7, 8 and 9 below).

(3) Mr. LaVigne became our acting President and Chief Executive Officer in
    July 2000 and our Chairman of the Board, President and Chief Executive Officer in December 2000. The option granted to Mr. LaVigne in October 2000 for 30,000 shares becomes exercisable with respect to one-half of the shares subject to option on the first anniversary of the option grant date and thereafter in four equal quarterly installments. The option granted to Mr. LaVigne in December 2000 for 1,000,000 shares becomes exercisable with respect to one-fourth of the shares subject to option on the six month anniversary of the option grant date and thereafter in 12 equal quarterly installments. The non-statutory stock option granted to Mr. LaVigne in December 2000 for 24,020 shares at an exercise price of $0.52 (less than fair market value) replaced an option for 24,020 shares at an exercise price of $0.52 per share previously granted to Mr. LaVigne which was mistakenly characterized as an incentive stock option, the exercise of which Mr. LaVigne rescinded in December 2000.

(4) Mr. Matros served as President and Chief Operating Officer of Open Market from July 1999 and as Chief Executive Officer of Open Market from
    February 2000 until his resignation in July 2000. The amount of all other compensation in 2000 represents severance payments. Open Market also paid Mr. Matros an additional $34,375 in 2001, representing the balance of our severance payment obligations. Prior to July 1999, Mr. Matros served as President and Chief Executive Officer of FutureTense, which we acquired in October 1999. In fiscal year 1999, the compensation earned by Mr. Matros prior to July 1999 was paid by FutureTense, and the options granted to Mr. Matros during fiscal year 1999 were granted by FutureTense and became exercisable for shares of our common stock upon the closing of the merger. Open Market paid Mr. Matros' bonus in fiscal year 1999.

(5) Mr. Eichhorn resigned from his positions as Chief Executive Officer and a director of Open Market in February 2000.

(6) Mr. Krishna joined Open Market in October 1999. Prior to October 1999,
    Mr. Krishna served as Chief Technology Officer of FutureTense, and the options granted to Mr. Krishna in 1999 were granted by FutureTense and became exercisable for shares of our common stock upon closing of the merger. Open Market paid Mr. Krishna's bonus in fiscal year 1999. The option granted to Mr. Krishna in October 2000 for 50,000 shares becomes exercisable with respect to one-half of the shares subject to option on the first anniversary of the option grant date and thereafter in four equal quarterly installments.

(7) The option granted to Mr. Alwan in October 2000 for 50,000 shares becomes exercisable with respect to one-half of the shares subject to option on the first anniversary of the option grant date and thereafter in four equal quarterly installments. The amount of all other compensation in 2000 represents reimbursement for relocation expenses.

(8) Mr. Durkin joined Open Market as Vice President and Chief Financial Officer in November 2000. The option granted to Mr. Durkin in November 2000 for 300,000 shares becomes exercisable with respect to one-fourth of the shares subject to option on the six month anniversary of the option grant date and thereafter in 12 equal quarterly installments.

(9) Ms. Savage served as Vice President and Chief Financial Officer of Open Market from July 1999 until her resignation in November 2000. The option granted to Ms. Savage in October 2000 for 50,000 shares would have been exercisable with respect to one-half of the shares subject to option on the first anniversary of the option grant date and thereafter in four equal quarterly installments.

(10) Mr. Pope served as Senior Vice President, Worldwide Field Operations until his resignation in October 2000. Mr. Pope's other compensation in fiscal 1999 represents reimbursement for certain relocation costs. Mr. Pope's other compensation in fiscal 1998 represents reimbursement for certain relocation costs of $17,575 and commissions earned of $15,179.

OPTION GRANTS IN FISCAL 2000

    The following contains information required under applicable SEC rules regarding stock options granted during fiscal year 2000 to our named executive officers:

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                             --------------------------------------------------
                                          PERCENT OF
                                            TOTAL
                             NUMBER OF     OPTIONS                                POTENTIAL REALIZABLE VALUE
                             SECURITIES    GRANTED                                  AT ASSUMED ANNUAL RATES
                             UNDERLYING       TO                                  OF STOCK PRICE APPRECIATION
                              OPTIONS     EMPLOYEES     EXERCISE                      FOR OPTION TERM(4)
                              GRANTED     IN FISCAL     PRICE PER    EXPIRATION   ---------------------------
           NAME                (#)(1)      YEAR(2)     SHARE($)(3)      DATE           5%           10%($)
           ----              ----------   ----------   -----------   ----------   ------------   ------------
Harland K. LaVigne.........     10,000(5)     0.11%       11.38       05/16/10         71,537        181,288
                                30,000(6)     0.32%        3.28       10/10/10         61,902        156,872
                             1,000,000(7)    10.82%        1.56       12/01/10        982,962      2,491,019
                                24,020(8)     0.26%        0.52       11/11/06         30,304         55,658
Ronald J. Matros...........    500,000        5.43%       35.38       01/12/10     11,123,574     28,189,320
Gary B. Eichhorn...........         --           0%          --             --             --             --
B.C. Krishna...............      5,000        0.05%       40.38       01/04/10        126,958        321,737
                                40,000        0.43%       35.38       01/12/10        889,886      2,255,146
                                50,000(6)     0.54%        3.28       10/10/10         16,815         34,451
Joseph Alwan...............     15,000        0.16%       35.38       01/12/10        333,707        845,680
                                15,000        0.16%       51.75       02/15/10        488,179      1,237,143
                                15,000        0.16%        9.00       04/20/10         84,901        215,155
                               200,000        2.17%        2.97       10/16/10        373,438        946,364
                                50,000(6)     0.54%        3.28       10/10/10         16,815         34,451
Edward Durkin..............    300,000(7)     3.25%        2.00       11/27/10        377,337        956,245
Betty J. Savage............    100,000        1.09%       35.38       01/12/10      2,224,715      5,637,864
                                25,000        0.27%       55.00       01/31/10        722,202      1,964,443
                                50,000(6)     0.54%        3.28       10/10/10         16,815         34,451
Gregory Pope...............    100,000        1.09%       35.38       01/12/10      2,224,715      5,637,864
                               100,000        1.09%        9.84       05/30/10        725,939      1,739,030

------------------------------

(1) Unless otherwise noted, represents options granted pursuant to our 1994 and 1999 stock incentive plans which become exercisable on a cumulative basis with respect to one-fourth of the shares subject to the option on the first anniversary of the date of grant and thereafter in 12 equal quarterly installments.

(2) Calculated based on an aggregate of 9,243,770 options granted under our 1994 and 1999 stock incentive plans to employees during fiscal year 2000.

(3) The exercise price is equal to the fair market value of our common stock on the date of grant, except as noted in note 8 below.

(4) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the 10-year term. These values are calculated based on rules promulgated by the SEC and do not reflect our estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of the price of our common stock and the timing of exercises.

(5) The option was granted pursuant to our 1996 director stock option plan to Mr. LaVigne while he was an eligible director under this plan.

(6) The option becomes exercisable on a cumulative basis with respect to one-half of the shares subject to the option on the first anniversary of the date of grant and thereafter in four equal quarterly installments.

(7) The option becomes exercisable on a cumulative basis with respect to one-fourth of the shares subject to the option on the six month anniversary of the date of grant and thereafter in 12 equal quarterly installments.

(8) The non-statutory stock option was granted at an exercise price of $0.52 (less than fair market value) to replace an option for 24,020 shares previously granted to Mr. LaVigne at an exercise price of $0.52 per share which was mistakenly characterized as an incentive stock option, the exercise of which Mr. LaVigne rescinded in December 2000. The value of this non-statutory stock option on the date of grant was $13,787.

AGGREGATED OPTION EXERCISES DURING FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

    The following contains information required under applicable SEC rules concerning the exercise of stock options during the fiscal year ended December 31, 2000 by each of our named executive officers and the number and value of unexercised options held by each of our named executive officers on December 31, 2000:

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                            VALUE OF
                                                                       NUMBER OF        UNEXERCISED IN-
                                                                      UNEXERCISED      THE-MONEY OPTIONS
                                                                   OPTIONS AT FISCAL   AT FISCAL YEAR-END
                                                        VALUE          YEAR-END           EXERCISABLE/
                                    SHARES ACQUIRED    REALIZED      EXERCISABLE/        UNEXERCISABLE
               NAME                 ON EXERCISE (#)     ($)(1)     UNEXERCISABLE(#)          ($)(2)
               ----                 ---------------   ----------   -----------------   ------------------
Harland K. LaVigne................            --              --   44,020/1,040,000          13,778/0
Ronald J. Matros..................       306,456       3,642,245                0/0               0/0
Gary B. Eichhorn..................     1,210,938      59,961,075                0/0               0/0
B.C. Krishna......................            --              --     43,750/226,500               0/0
Joseph Alwan......................         8,000         222,500     38,344/306,656               0/0
Edward Durkin.....................            --              --          0/300,000               0/0
Betty J. Savage...................            --              --      51,563/50,000               0/0
Gregory Pope......................        68,669       2,991,426                0/0               0/0

------------------------------

(1) Value represents the difference between the closing price of our common stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2) Value of unexercised in-the-money options represents the difference between the closing price of our common stock on the last business day of fiscal year 2000 ($1.094) and the exercise price of the stock option, multiplied by the number of shares subject to the stock option.

OTHER EXECUTIVE OFFICERS

    JOSEPH ALWAN, age 39, has served as our Senior Vice President of Worldwide Marketing since August 2000. From January 2000 to July 2000, he was our Vice President, Strategic Partners, from January 1999 to December 1999, he was our Director, SI Partners (U.S.), and from October 1996 to December 1998, he was our Director of Sales, Western Region (U.S.). From 1994 to September 1996, he served as Director, Global Partners for Sun Microsystems, Inc.

    EDWARD DURKIN, age 40, has served as our Vice President and Chief Financial Officer since November 2000. From April 2000 to November 2000, Mr. Durkin was Chief Financial Officer of Radview Software, an Internet infrastructure company. From March 1996 to April 2000, Mr. Durkin was Vice President, Chief Financial Officer and Treasurer of StarBurst Software Corp., a provider of content distribution management solutions, which was acquired by Adero, Inc. From
March 1993 to March 1996, he was Director of Finance and Administration of CrossComm Corporation, a hardware-based internetworking equipment vendor. Prior to March 1993, Mr. Durkin was employed by Ernst & Young LLP.

EMPLOYMENT AND EXECUTIVE RETENTION AGREEMENTS

EMPLOYMENT AGREEMENTS

    We have employment agreements with each of Mr. LaVigne, our Chairman, President and Chief Executive Officer, Mr. Durkin, our Vice President and Chief Financial Officer, and Mr. Krishna, our Vice President and Chief Technology Officer.

    Under Mr. Lavigne's employment agreement, Mr. LaVigne receives (1) a base salary of $420,000, (2) a one-time grant of an option to purchase 1,000,000 shares of common stock and (3) a one-time bonus of $50,000 which was payable on January 2, 2001. Mr. LaVigne is also eligible for a target bonus, under our short term incentive plan, of $126,000 in each of fiscal years 2001 and 2002. Mr. LaVigne's option vests as to one fourth of the shares subject to such option on the six month anniversary of the date of grant and then in 12 equal quarterly installments beginning three months after the six month anniversary of the grant date. In addition, Open Market compensates Mr. LaVigne, who resides in Atlanta, Georgia, for all reasonable travel, entertainment and other expenses related to the performance of his duties as an executive officer and for the rental costs of his Massachusetts apartment, on terms and rates approved by the Chairman of our compensation committee.

    Open Market may terminate Mr. LaVigne's employment (1) at any time for cause, (2) 30 days after his disability or (3) at any time without cause upon 30 days' prior written notice of his termination. Mr. LaVigne may terminate his employment (1) upon 30 days' prior written notice to Open Market or (2) for good reason, which is defined in his employment agreement as (a) a material breach by Open Market of his employment agreement or (b) a material reduction in his responsibilities, salary, target bonus or other benefits. If we terminate
Mr. LaVigne's employment without cause, or Mr. LaVigne terminates his employment for good reason, he is entitled to receive severance pay equal to his annual base salary, his annual target bonus and continuation of benefits for a one year period. In addition, an additional 30% of the unvested portion of any of Mr. LaVigne's options will also vest upon such termination. The initial term of Mr. LaVigne's employment agreement terminates on November 30, 2002. The employment agreement will automatically renew for successive one year terms unless either the Board of Directors or Mr. LaVigne elects not to renew such agreement by giving 120 days' written notice prior to the commencement of such additional one year term.

    In the event of a change in control, as defined in Mr. LaVigne's employment agreement, Mr. LaVigne is entitled to receive a payment equal to his annual base salary and annual target bonus and continuation of his benefits for a one year period. In addition, all of the options then held by Mr. LaVigne shall become immediately exercisable. Mr. LaVigne is entitled to the payments, continuation of benefits and accelerated vesting of his options regardless of whether he remains an employee of Open Market following a change in control or if his employment is terminated on or after the occurrence of a change in control.

    Under Mr. Durkin's employment agreement, Mr. Durkin receives (1) a base salary of $250,000, (2) a one-time grant of an option to purchase 300,000 shares of common stock and (3) minimum bonuses payable under the terms of our short-term incentive compensation plan of $25,000 for fiscal year 2000 and $15,750 for the first quarter of fiscal year 2001. Mr. Durkin is also eligible for a total target bonus under the short-term incentive plan, of $63,000 for fiscal year 2001. Mr. Durkin's option vests as to one fourth of the shares subject to such option on the six month anniversary of the date of grant and then in 12 equal quarterly installments beginning three months after the six month anniversary of the grant date.

    Open Market may terminate Mr. Durkin's employment (1) at any time for cause,
(2) 30 days after his disability, (3) at any time without cause upon 30 days' prior written notice or (4) at the recommendation of any successor Chief Executive Officer to Mr. LaVigne within 12 months of the beginning of such successor's employment with Open Market, provided that Open Market gives
Mr. Durkin 30 days' prior written notice of his termination. Mr. Durkin may terminate his employment for good reason, which is defined in his employment agreement as (1) a material breach by Open Market of his employment agreement,
(2) a material reduction in his responsibilities, salary, target bonus or other benefits or (3) a relocation more than 30 miles from Burlington, Massachusetts. If we terminate Mr. Durkin's employment without cause, or Mr. Durkin terminates his employment for good reason, he is entitled to receive severance pay equal to one half of his annual base salary and his annual target bonus and six months' continuation of benefits. An additional 33% of the unvested portion of any of Mr. Durkin's options will also vest if he is terminated prior to May 27, 2001. If Mr. Durkin's employment is terminated by a successor Chief Executive Officer as described above, then Mr. Durkin is entitled to receive severance pay equal to one year base salary and his annual target bonus and one year continuation of benefits. In addition, an additional 50% of the unvested portion of any of Mr. Durkin's options will also vest upon such termination.

    Under Mr. Krishna's employment agreement, Mr. Krishna receives (1) an annual base salary of $240,000 and (2) an option to purchase 175,000 shares of common stock. Mr. Krishna's option vests as to one fourth of the shares subject to such option on the first anniversary of the date of grant and then in 12 equal quarterly installments beginning three months after the first anniversary of the grant date.

    Open Market may terminate Mr. Krishna's employment (1) at any time for cause, (2) within 30 days of his disability or (3) at any time without cause after October 15, 2000, provided that Open Market gives him 30 days' prior written notice of his termination. Mr. Krishna may terminate his employment for good reason, which is defined in his employment agreement as either a material breach by Open Market of his employment agreement or a material reduction in his responsibilities. If we terminate Mr. Krishna's employment or Mr. Krishna elects to terminate his employment for good reason, Mr. Krishna is entitled to receive severance pay equal to one half of his annual base salary.

EXECUTIVE RETENTION AGREEMENTS

    We have executive retention agreements with each of our three executive officers other than Mr. LaVigne. The retention agreements generally provide for severance benefits if (1) we terminate the employee (other than termination for cause, disability or death) or (2) the employee terminates his or her employment for good reason (as defined in his or her retention agreement) within 12 months after a change in control (as defined in his or her retention agreement). Each retention agreement provides that, in the event of a potential change in control (as defined in his or her retention agreement), the employee shall not voluntarily resign as an employee, subject to certain conditions, for at least six months after the occurrence of the change in control.

    Mr. Krishna's and Mr. Alwan's retention agreements provide the following severance benefits: (1) a lump-sum payment equal to the sum of (a) any base salary earned but unpaid through the termination date, including any deferred compensation or accrued vacation pay, (b) the pro-rated portion of the executive's annual bonus for the current fiscal year earned through the termination date and (c) one half the executive base salary and highest annual bonus, and (2) the continuation of life, disability, dental, accident and group health insurance benefits for a period of 6 months.
Mr. Durkin's retention agreement provides for the following severance benefits:
(1) a lump-sum payments equal to the sum of (a) any base salary earned but unpaid through the termination date, including any deferred compensation or accrued vacation pay, (b) the pro-rated portion of Mr. Durkin's annual bonus for the current fiscal year earned through the termination date and
(c) Mr. Durkin's annual base salary and highest annual bonus, and (2) the continuation of life, disability, dental, accident and group health insurance benefits for a one year period. In addition, if payments to the employee under his retention agreement (together with any other payments or benefits, including the accelerated vesting of stock options or restricted stock awards, the employee receives in connection with a change in control) would result in the triggering of the provisions of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, the retention agreements provide for the payment of an additional amount so that the employee receives, net of excise taxes, the amount he would have been entitled to receive in the absence of the excise tax provided in Section 4999 of the Internal Revenue Code of 1986, as amended. Except for certain circumstances, all of the executive's outstanding options at the time of such termination as described above will fully accelerate and become immediately exercisable.

    In addition to the agreements and policies described above, certain of our stock option and restricted stock awards provide for immediate vesting of some or all outstanding awards upon any change in control (as defined in the plans) of Open Market.

REPORT OF THE COMPENSATION COMMITTEE

    Our Compensation Committee of the Board of Directors establishes compensation policies for our executive officers, and determines awards under our stock-based compensation plans. Each member of the committee is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. This report summarizes our compensation policies for 2000 and their effect on the three Chief Executive Officers who each served for a portion of fiscal year 2000, and the other three current executive officers and two former executive officers who were the named executive officers for fiscal year 2000.

COMPENSATION POLICIES

    The compensation committee's executive compensation policies are designed to provide compensation opportunities that are approximately equivalent to those for similar executives in comparable peer companies, to reward executives based on Open Market's performance, to recognize individual performance and responsibility, to underscore the importance of shareholder value creation, and to assist Open Market in attracting and retaining qualified executives. The principal elements of compensation employed by the committee to meet these objectives are base salaries, cash incentive opportunities, and long-term stock-based incentives. All compensation decisions are determined following a detailed review of many factors that the committee believes are relevant, including external competitive data, Open Market's achievements over the past year, the individual's contributions to Open Market's success, any significant changes in role or responsibility, and the compensation of each executive relative to other Open Market executives.

    Total compensation opportunities provided to the named executive officers are designed to approximate median levels of competitive compensation for executives with corresponding responsibilities in comparably sized peer firms. Total compensation opportunities for the named executive officers are adjusted over time as necessary to meet this objective. Actual compensation earned by each of the named executive officers will vary with Open Market's success, the individual's contribution to that success, and the shareholder value created.

    The competitiveness of Open Market's total compensation program is assessed periodically during the year. Data for external comparisons is drawn from a number of sources, including the publicly available disclosures of selected companies of comparable size and similar products, and national compensation surveys of information technology companies of similar size.

BASE SALARY

    Base salaries for all named executive officers, including the Chief Executive Officer, are reviewed by the committee on an annual basis. In determining appropriate base salaries, the committee considers external competitiveness, the roles and responsibilities of the individual, the compensation of each executive relative to other Open Market executives, and the contributions of the individual to Open Market's success.

CASH INCENTIVE OPPORTUNITIES

    Open Market believes that executives should be rewarded for their contributions to the success of the business and, as such, has a cash incentive plan. Incentives under this plan are linked to the achievement of predetermined quarterly financial performance objectives. All named executive officers, including the Chief Executive Officer, are eligible to participate in the cash incentive plan.

LONG-TERM STOCK-BASED INCENTIVES

    The committee also believes that it is essential to link executive and shareholder interests. As such, from time to time the committee grants stock options to named executive officers and other employees under Open Market's stock incentive plans. In determining awards, the committee considers competitive norms, the contributions of the individual to Open Market's success, and the number and terms of unvested options held by such individual. All named executive officers, including the Chief Executive Officer, as well as all other Open Market employees, are eligible to participate in this program.

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to its chief executive officer and four other most highly compensated officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The 1994 and 1999 Stock Incentive Plans limit the number of shares with respect to which stock options which may be granted to Open Market's employees in a manner intended to comply with the performance-based requirements of Section 162(m) in any calendar year. Nonetheless, there can be no assurance that compensation attributable to stock options granted under the 1994 and 1999 Stock Incentive Plans has been or will be exempted from Section 162(m).

    The committee's policy regarding the compensation of other executive officers of Open Market is consistent with the foregoing approach.

EXECUTIVE RETENTION AGREEMENTS

    In November 1997, the Board of Directors approved Executive Retention Agreements for all of Open Market's current and future executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended. The purpose of these agreements is to assure that Open Market will have the continued dedication of these executives, notwithstanding the possibility, threat or occurrence of a change of control (as defined in the agreements).

2000 COMPENSATION

    Base salaries paid in 2000 reflect the committee's review of external competitiveness, the roles and responsibilities of the individuals, the compensation of each executive relative to other Open Market executives, and the contributions of the individuals.

    Short-term incentive compensation was paid to the named executive officers for the first and second quarters of 2000 based on performance against the cash incentive plan criteria. The incentive compensation payments for the first and second quarters of 2000 were less than 50% of the quarterly target incentive amounts and were based on meeting certain financial performance thresholds as defined in the plan. Incentive compensation was not paid to the named executive officers for the third and fourth quarters of 2000.

                                          Compensation Committee
                                              Thomas H. Bruggere
                                              William S. Kaiser

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the compensation committee are Messrs. Bruggere and Kaiser, neither of whom has been an officer or employee of Open Market at any time. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

COMPARATIVE STOCK PERFORMANCE GRAPH

    The following graph compares cumulative total stockholder return on our common stock from May 23, 1996, the date our common stock commenced public trading, to December 31, 2000, with the cumulative total return for the CRSP Total Return Index for the Nasdaq Stock Market (U.S.), (identified below as the Nasdaq Stock Market--U.S. Index) and the Chase H&Q Growth Index, over the same period. This graph assumes the investment of $100 on May 23, 1996 in our common stock, the Nasdaq Stock Market--U.S. Index and the Chase H&Q Growth Index and assumes all dividends are reinvested.

                                     [LOGO]

                          MAY 23,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                            1996         1996           1997           1998           1999           2000
                          --------   ------------   ------------   ------------   ------------   ------------
Open Market, Inc........    $100        $ 75.00        $ 53.47        $ 64.93        $250.69        $  6.08
Nasdaq Stock Market--
  U.S. Index............    $100        $108.54        $132.94        $187.47        $348.41        $209.67
Chase H&Q Growth Index..    $100        $ 87.52        $ 89.89        $130.39        $365.27        $246.57

                                   PROPOSAL 2
          APPROVAL OF OPEN MARKET'S 2001 EMPLOYEE STOCK PURCHASE PLAN

    On February 16, 2001, the Board of Directors adopted, subject to stockholder approval, the 2001 Employee Stock Purchase Plan. Up to 500,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued under the 2001 employee stock purchase plan.

    The 2001 employee stock purchase plan is intended to provide for the continuation of our stock purchase program when there are no longer any shares available for issuance under our 1996 Employee Stock Purchase Plan. The 1996 plan was first approved by our stockholders on April 24, 1996. As of March 30, 2001, 546,600 shares of common stock were outstanding under the 1996 plan and an additional 203,400 shares were available for future issuance under that plan. We intend to issue the balance of the shares available under the 1996 purchase plan.

    The Board of Directors believes that our future growth and success depends, in large part, on its ability to attract, retain and motivate employees and that providing employees with an opportunity to acquire a proprietary interest in Open Market through the purchase of shares of common stock has been, and will continue to be, an important compensation element in attracting, retaining and motivating such persons.

    The Board of Directors recommends that you vote FOR approval and adoption of the 2001 employee stock purchase plan.

2001 EMPLOYEE STOCK PURCHASE PLAN

    The following is a brief summary of the provisions of the 2001 employee stock purchase plan. This summary is qualified in its entirety by reference to the full text of the 2001 employee stock purchase plan, a copy of which is attached as Exhibit A to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). Copies of the 2001 employee stock purchase plan are also available upon request to our secretary.

    Open Market's 2001 employee stock purchase plan authorizes the issuance of up to a total of 500,000 shares of common stock to participating employees.

    With certain limited exceptions in the case of employees already holding a significant amount of common stock, all of our employees (including directors who are employees), and all employees of our participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year, are eligible to participate in the 2001 employee stock purchase plan. As of March 30, 2001, approximately 427 of our employees were eligible to participate in the 2001 employee stock purchase plan.

    On the first day of a designated payroll deduction period, or offering period, Open Market grants to each eligible employee who has elected to participate in the 2001 employee stock purchase plan an option to purchase shares of common stock as follows: the employee may authorize an amount (a whole percentage from 1% to 10% of such employee's regular pay) to be deducted by us from such pay during the offering period. On the last day of the offering period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the 2001 employee stock purchase plan, the option exercise price is an amount equal to 85% of the fair market value per share of the common stock on either the first day or the last day of the offering period, whichever is lower. In no event may an employee be granted an option which permits his rights to purchase stock under the 2001 employee stock purchase plan and any other employee stock purchase plan (as defined in Section 423(b) of the Internal Revenue Code) of Open Market and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the commencement date of the offering period) for each calendar year in which the option is outstanding at any time. Our compensation committee may, in its discretion, choose an offering period of six months or less for each of the offerings and choose a different offering period for each offering.

    If an employee is not a participant on the last day of the offering period, such employee is not entitled to exercise any option, and the amount of such employee's accumulated payroll deductions will be refunded. An employee's rights under the 2001 employee stock purchase plan terminate upon voluntary withdrawal from the 2001 employee stock purchase plan at any time, or when such employee ceases employment for any reason, except that upon termination of employment because of death, the employee's beneficiary has certain rights to elect to exercise the option to purchase the shares which the accumulated payroll deductions in the participant's account would purchase at the date of death.

    Because participation in the 2001 employee stock purchase plan is voluntary, we cannot determine the number of shares of common stock to be purchased in the future by any particular current executive officer, by all current executive officers as a group or by non-executive employees as a group.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the 2001 employee stock purchase plan and with respect to the sale of common stock acquired under the 2001 employee stock purchase plan. This summary is based on the federal tax laws in effect of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

    TAX CONSEQUENCES TO PARTICIPANTS. In general, a participant will not recognize taxable income upon enrolling in the 2001 employee stock purchase plan or upon purchasing shares of common stock at the end of an offering. Instead, if a participant sells common stock acquired under the 2001 employee stock purchase plan at a sale price that exceeds the price at which the participant purchased the common stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the common stock over the price at which the participant purchased the common stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

    If the participant sells the common stock more than one year after acquiring it and more than two years after the date on which the offering commenced (which date is known as the "grant date"), then the participant will be taxed as follows: if the sale price of the common stock is higher than the price at which the participant purchased the common stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

    - fifteen percent of the fair market value of the common stock on the grant date; and

    - the excess of the sale price of the common stock over the price at which the participant purchased the common stock.

    Any further income will be long-term capital gain. If the sale price of the common stock is less than the price at which the participant purchased the common stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the common stock over the sale price of the common stock.

    If the participant sells the common stock within one year after acquiring it or within two years after the grant date (which event is known as a "disqualifying disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the price at which the participant purchased the common stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the common stock over the fair market value of the common stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the sale price of the common stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the common stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the common stock for a shorter period.

    TAX CONSEQUENCES TO OPEN MARKET. The offering of common stock under the 2001 employee stock purchase plan will have no tax consequences to Open Market. Moreover, in general, neither the purchase nor the sale of common stock acquired under the 2001 employee stock purchase plan will have any tax consequences to Open Market except that we will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                                   PROPOSAL 3
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    Our Board of Directors, on the recommendation of our audit committee, has selected the firm of Arthur Andersen LLP as our independent public accountants for fiscal year 2001. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the 2001 annual meeting, the Board of Directors will reconsider its selection of Arthur Andersen LLP.

    Representatives of Arthur Andersen LLP are expected to be present at the 2001 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

INDEPENDENT ACCOUNTANTS FEES

AUDIT FEES

    Arthur Andersen LLP billed Open Market an aggregate of $317,000 in fees for professional services rendered in connection with the audit of our financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Arthur Andersen did not bill us for any professional services rendered to us or our affiliates for fiscal year 2000 for financial information systems design or implementation, the operation of our information systems or the management of our local area network.

ALL OTHER FEES

    Arthur Andersen billed us an aggregate of $100,000 in fees for other services rendered to Open Market and its affiliates for fiscal year 2000.

                                 OTHER MATTERS

    Our Board of Directors does not know of any other matters that may come before the 2001 annual meeting. However, if any other matters are properly presented at the 2001 annual meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    We must receive proposals of stockholders intended to be presented at the 2002 annual meeting of stockholders at our principal office in Burlington, Massachusetts no later than January 4, 2002 for inclusion in the proxy statement for that meeting.

    In addition, our by-laws require that we receive advance notice of stockholder nominations for election to our Board of Directors and of other matters that stockholders may wish to present at the 2002 annual meeting (other than matters to be included in our proxy statement as described above). We must receive this advance notice not less than 60 nor more than 90 days prior to the 2002 annual meeting. However, if we give less than 70 days prior notice or public disclosure to stockholders of the date of the 2002 annual meeting, then stockholders must give us advance notice of their nomination or matter to be brought before the meeting no later than the close of business on the tenth day following the date that we give such notice or make such public disclosure (whichever occurs later) of the 2002 annual meeting date.

    If we do not receive advance notice in accordance with the preceding paragraph, the persons appointed by the Board of Directors to act as the proxies for the 2002 annual meeting will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the 2002 annual meeting, if such matter or proposal is raised at that annual meeting.

                                          By Order of the Board of Directors,
                                          /s/ Jonathan C. Wilk

                                          SECRETARY

April 30, 2001

    MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                   APPENDIX I

                               OPEN MARKET, INC.
                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: 1) the financial reports and other financial information provided by the Company to any governmental body or the public 2) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established 3) and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

       Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

       Review and appraise the audit efforts of the Company's independent auditors.

       Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

    The Audit Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. In addition, with the Board of Directors the Audit Committee should concentrate on critical business issues and assure itself that management and the independent auditors have focused on the areas of greatest risk to the Company.

II.  COMPOSITION

    The Audit Committee of Open Market, Inc. is to consist of three Directors, who are independent of the management of the Company (as defined by NASD), one of whom will be appointed the position of Chairman by the Board of Directors. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which results in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities). The Audit Committee members will serve in their capacity as Audit Committee members for a term equivalent to their Board of Directors position, unless otherwise modified by the Board of Directors.

III.  RESPONSIBILITIES AND DUTIES

    - Review and update this Charter periodically, at least annually, as conditions dictate.

    - The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and to the Audit Committee, as representatives of the Company's shareholders.

    - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its subsidiaries. Confirm and assure the independence of the independent auditor.

    - Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

    - Reporting

       - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

       - Understanding, assessing and monitoring the corporate control environment and financial controls. This would include:

           - Understanding and assessing the attitude of management toward internal control and financial statement issues and the controls over data processing and management information systems functions.

           - Understanding, assessing and monitoring the financial planning and control function.

           - Understanding and assessing the budgeting process, including cash flow planning and the strategic planning process and whether future business risks are addressed.

       - Overseeing the financial reporting to stockholders and others. This would include:

           - Understanding and assessing the financial reporting process.

           - Understanding and assessing the fairness of financial reporting.

           - Understanding and assessing the Company's significant accounting policies, reporting practices, financial statement judgement areas and the accounting for significant transactions.

           - Ensuring that the auditor has conducted a SAS 71. Interim Financial Review prior to the Company's filing of its Form 10-Q.

       - Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

       - Overseeing and reporting to the Board of Directors the performance of financial management.

    - Process Improvement

       - Establish a regular system of reporting to the Audit Committee by the management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

       - Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

       - Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

       - Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

    - Ethical and Legal Compliance

       - Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

       - Review management's monitoring of the Company's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal and regulatory requirements.

       - Review activities, organizational structure, and qualifications of the internal audit department, if applicable.

       - Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

       - Review with the organization's counsel, any legal matter that could have a significant impact on the organizations financial statements.

       - Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                                                       EXHIBIT A


                                OPEN MARKET, INC.

                        2001 EMPLOYEE STOCK PURCHASE PLAN



         The purpose of this Plan is to provide eligible employees of Open Market, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.001 par value (the "Common Stock"), commencing on June 20, 2001. Five Hundred Thousand (500,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

         1. ADMINISTRATION. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

         2. ELIGIBILITY. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

                  (a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

                  (b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

         No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

         3. OFFERINGS. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin each August 1 and February 1, or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a six month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of six (6) months or less for subsequent Offerings.

         4. PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least 14 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

         5. DEDUCTIONS. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made.

         No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

         6. DEDUCTION CHANGES. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

         7. INTEREST. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

         8. WITHDRAWAL OF FUNDS. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

         9. PURCHASE OF SHARES. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

         The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or
(ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in THE WALL STREET JOURNAL. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

         Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

         Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.

         10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

         11. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

         12. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

         13. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

         14. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

         15. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

         16. MERGER. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of
Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

         In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

         17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

         18. INSUFFICIENT SHARES. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

         19. TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

         20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

         21. GOVERNING LAW. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

         22. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

         23. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

         24. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on June 20, 2001 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.



                                            Adopted by the Board of Directors
                                            on February 16, 2001

                                      PROXY

                                OPEN MARKET, INC.

                                ONE WAYSIDE ROAD
                         BURLINGTON, MASSACHUSETTS 01803

                       2001 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 20, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Harland K. LaVigne, Edward Durkin, Jonathan C. Wilk and Paul P. Brountas, and each of them the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Open Market, Inc. (the "Corporation") which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of the Corporation to be held on Wednesday, June 20, 2001, at 9:00 a.m. (local time) at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Meeting").

         In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

-------------------------------------------------------------------------------

SEE REVERSE                                                         SEE REVERSE
   SIDE   (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)    SIDE

-------------------------------------------------------------------------------

-------------- ----------------
      X        PLEASE MARK
               VOTES AS IN
               THIS EXAMPLE.
-------------- ----------------

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.


1.   To elect three Class II Directors.                           FOR               WITHHELD
     Nominees:   Shikhar Ghosh, B.C. Krishna
                 and Patrick J. Scannell                          / /                  / /

/ /
    ----------------------------------------
     For all nominees except as noted above.


2.   To approve the Corporation's 2001 Employee Stock             FOR               AGAINST              ABSTAIN
     Purchase Plan.
                                                                  / /                 / /                  / /


3.   To ratify the selection by the Board of Directors            FOR               AGAINST              ABSTAIN
     of Arthur Andersen LLP as the Corporation's
     independent public accountants for the fiscal year           / /                / /                   / /
     ending December 31, 2001.


                 MARK HERE FOR ADDRESS CHANGE OR COMMENTS AND NOTE AT LEFT. / /


                 PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                 The signature on this proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as attorney, executor, trustee administrator or guardian should give their full title.


Signature:                                                   Date:
          ------------------------------------------------         ------------

Signature:                                                   Date:
          ------------------------------------------------         ------------


                                      -2-